UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-14323 (Commission File Number)	76-0568219 (IRS Employer Identification No.)

2727 North Loop West, Houston, Texas (Address of principal executive offices)		77008-1044 (Zip Code)
Registrant’s telephone number, including area code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Andrews Kurth LLP
Opinion of Andrews Kurth LLP

Item 8.01 Other Events.
     On March 2, 2006, Enterprise Products Partners L.P. (the “Partnership”) entered into an underwriting agreement for the public offering of 16,000,000 common units, and up to 2,400,000 additional common units to cover over-allotments, if any. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the issuance and sale of the common units is scheduled for March 8, 2006.
     On March 3, 2006, the Partnership filed with the Securities and Exchange Commission a prospectus supplement dated March 2, 2006 to the accompanying base prospectus dated March 23, 2005 included in the Partnership’s registration statement on Form S-3 (Registration No. 333-123150), as amended. The prospectus supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in connection with the above described offering. Certain opinions related to such registration statement and the offering are filed as exhibits to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d)           Exhibits.

1.1	Underwriting Agreement dated March 2, 2006, among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P. and the underwriters listed on Schedule I thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, its general partner

Date: March 3, 2006	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 2, 2006, among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P. and the underwriters listed on Schedule I thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1 hereto).